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                                                                    Exhibit 23.3



                              Consent of Counsel


     Phillips McFall McCaffrey McVay & Murrah, P.C. hereby consents to the use of its name under the heading "Legal Opinions" in the Prospectus constituting a part of the Form SB-2 Registration Statement of Horizon Pharmacies, Inc. ("Horizon") for the registration of 900,000 shares of Horizon common stock (1,035,000 assuming the exercise in full of the overallotment option), and further consents to the filing of its opinion of counsel as an exhibit to such Registration Statement.


                                       Phillips McFall McCaffrey
                                          McVay & Murrah, P.C.



Oklahoma City, Oklahoma
April 15, 1997